UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2020

ORGANICELL REGENERATIVE MEDICINE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55008	47-4180540
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4045 Sheridan Avenue, Suite 239, Miami, FL        33140

(Address of Principal Executive Offices)      (Zip Code)

Registrant's telephone number, including area code: (888) 963-7881

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Registrant”, “the Company,” “Organicell,” “we,” “us” and “our” refer to Organicell Regenerative Medicine, Inc.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Items 5.02 (b) of this report in is incorporated herein in its entirety by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)       On June 29, 2020, the board of directors of the Company (“Board”) agreed to further amend and revise the employment agreements for each of Mr. Albert Mitrani, the Company’s Acting Chief Executive Officer (“A. Mitrani”), Mr. Ian Bothwell, the Company’s Chief Financial Officer (“Bothwell”) and Dr. Maria Mitrani, the Company’s Chief Science Officer (“Dr. Mitrani”) (individually each of A. Mitrani, Bothwell and Dr. Mitrani are referred to as an “Executive” and collectively the “Executives”). The primary amended terms associated with the agreements for each Executive were substantially similar and consisted of the following:

Base Salary:	An increase in the Executives annual base annual salary upon such time that the Company achieves monthly revenues in the amounts provided below, provided such monthly revenue increase occurs for four consecutive months. Upon the achievement of the defined salary milestone, the salary adjustment will be retroactive to the first month in which the salary threshold was met. Any adjustment pursuant to this provision shall not be reduced for any future reduction in revenues that may occur.

Monthly Revenues (in millions)	Base Salar y Increase

$1.00	$130,000
$1.50	$200,000
$2.00	$275,000
$3.50	$630,000
$5.00	$900,000

(b)       On June 29, 2020, the Board amended the Management Consulting and Performance Plan (“MCPP”), providing for the additional grant of common stock of the Company to the current senior executive members of management and the current non-executive members of the Board based on the Company completing any transaction occurring while employed and/or serving as a member of the Board, respectively, that results in a change in control of the Company or any sale of substantially all the assets of the Company (“Transaction”) which corresponds to a Pre-Transaction proforma price per share of the Company’s common stock in the amounts indicated below.

Pre-Transaction Price Per Share Valuation (a)	Executive Bonus Shares Issued (b)	Non-executive Board Bonus Shares Issued (c)

$0.22	40,000,000	2,000,000
$0.34	60,000,000	3,000,000
$0.45	80,000,000	4,000,000
$0.54	100,000,000	5,000,000

(a)	proforma for issuance of all shares to be issued pursuant to the MCPP and other in the money contingent share issuances
(b)	per each executive consisting of Albert Mitrani, Dr. Mari Mitrani, Ian Bothwell, and Dr. George Shapiro
(c)	per each non-executive Board member consisting of Dr. Allen Meglin and Michael Carbonara

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The Company issued the above-referenced Shares under the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act, as a transaction not involving a public offering.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 18, 2020 and May 19, 2020, pursuant to the Nevada Revised Statutes and the Bylaws of the Company, the Board of Directors of the Company and the stockholders having the voting equivalency of 50.30% of the outstanding capital stock, respectively, approved the filing of an amendment to the Articles of Incorporation of the Company to increase the authorized amount of common stock from 750,000,000 common shares to 1,500,000,000 common shares, without changing the par value of the common stock or authorized number and par value of “blank check” Preferred Stock. On June 2, 2020, the Company filed a Definitive 14C with the SEC regarding the corporate action. On June 24, 2020, the Company filed a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada to effectuate the corporate action on June 24, 2020.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No	Description

3.1	Certificate of Amendment to the Articles of Incorporation filed with the Secretary of State of Nevada on June 24, 2020, effective June 24, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2020	ORGANICELL REGENERATIVE MEDICINE, INC.

	By:	/s/ Ian Bothwell
Ian Bothwell Chief Financial Officer

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